SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




       Date of Report (date of earliest event reported): February 16, 2002



                       TELEMAX GLOBAL COMMUNICATIONS, INC.
                      (formerly ORGANIK TECHNOLOGIES, INC.)
             (Exact name of Registrant as specified in its charter)



         Washington                        0-18935               81-0440517
 -------------------------------    ---------------------   -------------------
 (State or other jurisdiction of    (Commission File No.)      (IRS Employer
       incorporation)                                       Identification No.)




            736 Dundas Street East, Toronto, Ontario, Canada M5A 2C3 (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (416) 703-0334










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                                TABLE OF CONTENTS

                                                                     Page No.
                                                                     --------

ITEM 1.      CHANGES IN CONTROL OF REGISTRANT..............................2

ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS..........................2

ITEM 5.      OTHER EVENTS..................................................3

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS.............................6

SIGNATURE..................................................................6









































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ITEM 1.      CHANGES IN CONTROL OF REGISTRANT

On February 16, 2002, the Company closed a Share Exchange transaction in which Telemax Global Communications, Inc. (formerly Organik Technologies, Inc.) (the "Company") acquired all of the issued and outstanding shares of Telemax Global Communications, Inc., a Canadian corporation ("TGC Canada") in exchange for 9,230,000 shares of the common stock of the Company. At the closing, A. J. Salomon, John McNulty and Finn Walstad resigned as the officers and directors of the Company and Evan Karras, Dr. Manu Missaghie, Ali Vakili and Fred Missaghi were appointed as the new directors of the Company.

Pursuant to the Company's Bylaws, six directors are divided equally into three classes with one class subject to re-election every three years. The new directors will be designated to the following classes:

                    Class           Term Expiring      Name of Director

                      I                 2002           Fred Missaghi
                      I                 2002           Ali Vakili
                      II                2003           Dr. Manu Missaghie
                      II                2003           Vacant
                     III                2004           Evan Karras
                     III                2004           Vacant

Prior to their resignation, the former directors appointed Evan Karras as the Company's CEO and President; Dr. Manu Missaghie as Vice President of Operations and Secretary; and Jim McDowell as Vice President of Finance and Chief Financial Officer.

The nine former shareholders of TGC Canada now own approximately 86% of the Company's outstanding common stock while the existing Company shareholders retain approximately 7.6% of the Company's current outstanding stock. No other shareholders own 5% or more of the Company.


ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS

The Company acquired all of the 1,000,000 issued and outstanding shares of TGC Canada in exchange for the issuance of 9,230,000 shares of the common stock of the Company. The amount of shares issued by the Company in the Share Exchange transaction increased from 9,000,000 to 9,230,000 in recognition of additional shares of the Company's common stock issued prior to the Closing, additional transaction costs incurred by TGC Canada and the fact that the Company had approximately $65,000 of debt at the Closing date rather than no liabilities as contemplated in the original agreement. As a result of this exchange, TGC Canada is now a wholly-owned subsidiary of the Company. TGC Canada has two wholly-owned subsidiaries, Parsecom, Inc. and Telemax Communications, Inc.







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ITEM 5.      OTHER EVENTS

In connection with the share exchange transaction, the Company filed an Amendment to its Articles of Incorporation changing its name to Telemax Global Communications, Inc.

Shortly before the Closing, the Company effectuated a 1-for-20 reverse stock split which reduced the outstanding common shares from 19,987,920 shares to approximately 999,396. Any fractional shares resulting from the reverse stock split were rounded up to the next whole share. Consequently, every holder of common stock prior to the Closing received at least one share of post-split common stock.

In addition to the 9,230,000 shares of common stock issued in exchange for the outstanding shares of TGC Canada, 1,000,000 additional post-split shares were issued in conjunction with the Closing to various service providers as compensation for services rendered in facilitating this Share Exchange transaction.

Immediately after Closing, there are approximately 11,229,396 shares of the Company's common stock outstanding.

The Company's stock is listed for trading in the "Pink Sheets" published by the Pink Sheet, LLC. As a result of this transaction, the Company's trading symbol has been changed from "ORGK" to "TMXG." The Company intends to make application for listing its common stock for trading on the OTC Bulletin Board.

Telemax Global Communications, Inc.
-----------------------------------

The Company is the parent of TGC Canada which was founded in July, 2001 and formed under the laws of Ontario, Canada. TGC Canada operates its business through its two wholly-owned subsidiaries, Telemax Communications, Inc. and Parsecom, Inc. The Company's core products include prepaid phone cards and One-Plus long distance services. The Company markets its prepaid phone cards through its national distribution network in over 6,000 retail locations. Through its strategic partnership with Canquest Communications (Canada), Inc. ("Canquest"), the Company is able to obtain its carrier rates and services "at cost". In addition, TGC Canada has entered into an arrangement with Canada's largest telecommunication service provider to distribute their prepaid calling cards. TGC Canada has also entered into licensing arrangements pursuant to which the Company will establish long distance telephone service in various underserved emerging telecommunications markets such as China, Vietnam, India, the Philippines and the Republic of Sudan.

The Company has created a strategic platform to increase its market share in both existing core products while at the same time significantly reducing its direct operating costs through its partnership with Canquest.

In addition to its core products, Telemax has plans to introduce additional products and services including prepaid wireless, prepaid Internet, point-of-sale ("POS") terminals and the deployment of a voice over Internet protocol ("VOIP") platform.


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The Company  operates from two leased  premises.  The prepaid phone  business is located at 231 Millway Avenue, Concord, Ontario, Canada. The long distance and international communications services are located at 736 Dundas Street East, Toronto, Ontario, Canada. TGC Canada plans on consolidating its operations into one location. TGC Canada also has plans for an additional location in California to house its United States sales and marketing arm.

PRODUCT OVERVIEW. The Company currently offers two core products and is developing several other new products and services.

1. Prepaid Phone Cards. TGC Canada is one of the largest prepaid  telephone card
   -------------------
manufacturers and distributors in Canada. Since introducing its first telephone cards in June, 1997, sales have increased steadily. TGC Canada has a distribution agreement with Bell Canada pursuant to which TGC Canada distributes Bell's prepaid phone cards through its distribution network. TGC Canada earns 10% of the gross sales revenues as its distribution commission. During the year 2001, Bell Canada's prepaid products accounted for approximately $50 million of prepaid cards sold in Canada.

The Company offers three different types of prepaid phone cards to the Canadian and international markets including:

         - Phone cards for originating calls in North America; - Phone cards for originating calls internationally; - Phone cards for promotional purposes.

All of these prepaid phone cards are rechargeable allowing them to be used repeatedly.

2. One-Plus Long Distance. The Company's other core product is its long distance
   ----------------------
service which provides direct dial long distance service to its subscribers. Through the utilization of Canquest's sophisticated low-cost routing software and the strategic service agreement between Canquest and TGC Canada, the Company is able to offer subscribers rates that are in most cases lower than those of other providers. TGC Canada has focused on marketing its One-Plus service to consumers who place calls regularly to countries outside of Canada.

Internationally, the Company has placed an international gateway in China which is intended to establish voice and data capacity for telecommunications in China. The Company is also negotiating to establish similar telecommunication services in India and the Philippines. TGC Canada currently markets and promotes its One-Plus service through sales agents and has substantially increased its active subscriber base during the last six months.

In addition to the above existing core products, the Company is currently developing several new products and innovations as set forth below.

3. Prepaid Internet Card.  The Company is developing a prepaid card that enables
   ---------------------
consumers to access the Internet from any computer. The prepaid Internet cards will be distributed through existing wholesale distribution networks in addition to establishing new corporate retail outlets specifically targeted to the mobile business person and university students.

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4. Prepaid Wireless.  The Company is developing a prepaid card to cover wireless
   ----------------
services. The initial introduction of prepaid wireless services will be in Canada where there is an estimated 600,000 credit-declined customers who either desire or are required to purchase air-time on an "as needed" basis, without committing themselves to long-term contracts. The Company intends to introduce a compatible system for adding air-time which will represent one of the most advanced systems for "recharging" a person's prepaid wireless card anywhere in the world.

5. Electronic   Point-of-Sale   Terminal  ("POS").   The  Company  is  currently
   ----------------------------------------------
developing its electronic warehousing point-of-sale ("POS") terminal which is an innovative system for delivering a wide range of prepaid telecommunications products and services at the retail level. Such POS machines will be capable of simultaneously issuing prepaid long distance cards, prepaid wireless ("cellular"), PCS services, and prepaid paging and more. The Company's POS machines will also incorporate unprecedented levels of security against theft and fraud. The Company hopes to place over 300 POS terminals during the next 12 months in various retail locations.

6. Voice Over Internet  Protocol  ("VOIP").  The VOIP  is  comprised  of several
   ---------------------------------------
interconnected processes that convert a voice signal into a "stream of packets" in a single telephone line. VOIP allows the human voice to travel simultaneously over a single packet network line with both fax information and modem data. This VOIP technology is what TGC Canada is currently developing for China.

The Company is negotiating the acquisition of a company which holds licenses to route telephone traffic to the Philippines and has established switching facilities in that country. A fundamental objective of the Company is to eventually install VOIP gateway technology in various countries that have large ethnic populations in Canada and the United States such as India, Brazil, Hong Kong, Iran, Poland, Pakistan, and Mexico. By introducing these VOIP gateways, the Company anticipates reducing its cost of long distance calls by up to 50% which would provide significant savings to its customers while yielding a significant profit margin to the Company.

7. Expanded International Services. Complimenting its international marketing of
   -------------------------------
its VOIP services, the Company will also seek to acquire contracts with various companies to provide a full range of telecommunication services and networks. In January, 2001, TGC Canada entered into an operating agreement with a license holder in the Republic of Sudan. The license granted to the license holder (a local Sudanese company of which TGC Canada owns 40%) the exclusive right to develop and provide local line service, mobile communication services and Internet services. Such license has an initial term of two years with the possibility of extensions thereafter. As a result of this joint venture, the Company is developing a plan to deploy a national wireless network in Sudan utilizing the latest technologies available. Such enhanced telecommunications technology is expected to better serve the rural areas of Sudan which are not yet serviced or are under serviced by the existing local telecommunications




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providers,  Sudatel  and  Mobitel.  The  Company  hopes to  develop  a  national telecommunications network to originate and terminate local and international calling, cellular and Internet services which, when established, could initially attract up to 75,000 subscribers and several times that number in subsequent years.

The Company's principal executive offices are located at Telemax Global Communications, Inc., 736 Dundas Street East, Toronto, Ontario, Canada M5A 2C3, and its telephone number is (416) 703-0334.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired

         The audited financial statements of TGC Canada will be filed by amendment to this Form 8-K.

(b)      Pro Forma Financial Information

         The  pro  forma  financial   information  required  by  Article  11  of
         Regulation S-X is not yet available and will be filed by amendment to this Form 8-K.

(c)      Exhibits

         99.1     Press Release dated February 21, 2002.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    February 22, 2002    TELEMAX GLOBAL COMMUNICATIONS, INC.



                              /s/ Evan Karras
                              --------------------------------------------------
                              Evan Karras, Chief Executive Officer and President














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